                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

           THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First Amendment") is made as of this 27th day of August, 1998 among Tellabs, Inc., a Delaware corporation ("Parent"), White Oak Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and CIENA Corporation, a Delaware corporation (the "Company").

           Parent, Sub and the Company are parties to that certain Agreement and Plan of Merger dated as of June 2, 1998 (the "Merger Agreement"). Except as otherwise defined or modified herein, all capitalized terms used in this First Amendment shall have the meanings set forth in the Merger Agreement.

           Concurrently herewith Parent and the Company are entering into an amendment to the Stock Option Agreement in the form of the attached Exhibit A.

           In consideration of the mutual agreements contained in the Merger Agreement and in this First Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  AMENDMENTS TO MERGER AGREEMENT.

           A. Amendment to Section 1.5(c) of the Merger Agreement. Section 1.5(c) of the Merger Agreement is hereby amended to read in its entirety as follows:

              "Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(b)), together with the associated Rights, shall be converted into 0.80 (such number being the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Parent Common Stock. All such shares of Company Common Stock and the associated Rights, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive any dividends and other distributions in accordance with
            Section 1.7, certificates representing the shares of Parent Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.6."



            B. Amendments to Section 5.7 of the Merger Agreement.

           (I) Section 5.7(b) of the Merger Agreement is hereby amended to read in its entirety as follows:

                      (i) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (A) by the Company or Parent pursuant to Section 7.1(e) and a Takeover Proposal existed between the date hereof and the date of the Company Stockholder Meeting, (B) by the Company or Parent pursuant to Section 7.1(g) or
           (C) by Parent pursuant to Section 7.1(h) (except, in the case of Section 7.1(h)(i), as provided in Sections 5.7(d) and 5.7(e)), then, in each case, the Company shall (without prejudice to any other rights Parent may have against the Company for breach of this Agreement) reimburse Parent upon demand for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate (as hereinafter defined) of Parent in connection with this Agreement, the Stock Option Agreement and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that the Company shall not be obligated to make payments pursuant to this Section 5.7(b)(i) in excess of $10,000,000 in the aggregate. As used herein, "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act.

                        (ii) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company or Parent pursuant to Section 7.1(f) and a Parent Takeover Proposal (as defined below) existed between the date hereof and the date of the Parent Stockholder Meeting, then Parent shall (without prejudice to any other rights the Company may have against Parent for breach of this Agreement) reimburse the Company upon demand for all reasonable out-out-pocket fees and expenses incurred or paid by or on behalf of the Company or any Affiliate of the Company in connection with this Agreement, the Stock Option Agreement and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that Parent shall not be obligated to make payments pursuant to this Section 5.7(b)(ii) in excess of $10,000,000 in the aggregate. As used herein, "Parent Takeover Proposal" means any proposal or offer, or any expression of interest, by any third party relating to Parent's willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination, in each case pursuant to which Parent is acquired by a third party.

            (II) The first paragraph of Section 5.7(c) of the Merger Agreement is hereby amended to read in its entirety as follows:

                        "Notwithstanding any provision in this Agreement to the
            contrary, if (i)
            this Agreement is terminated by the Company or Parent pursuant to
            Section 7.1(e) and a Takeover Proposal existed between the date hereof and the date of the Company Stockholder Meeting and, concurrently with or within twelve months after any such termination a Third Party Acquisition Event (as defined below) occurs or the Company shall enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to a Third Party Acquisition Event, (ii) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(g) or
            (iii) this Agreement is terminated by Parent pursuant to Section 7.1(h) (except, in the case of Section 7.1(h)(i), as provided in Sections 5.7(d) and 5.7(e)), then, in each case, the Company shall (in addition to any obligation under Section 5.7(b) and without prejudice to any other rights that Parent may have against the Company for a breach of this Agreement) pay to Parent a fee (the "Termination Fee") of $200,000,000 in cash, such payment to be made promptly, but in no event later than, in the case of clause (i), the later to occur of such termination and such Third Party Acquisition Event or, in the case of clauses (ii) or (iii), such termination."

            (III) Section 5.7(d) of the Merger Agreement is hereby amended to read in its entirety as follows:

                        "No payment shall be required to be made by the Company
            pursuant to Section 5.7(b)(i)(C) or 5.7(c)(iii) (in each case, with respect to a termination of this Agreement pursuant to Section 7.1(h)(i)) if the following conditions are satisfied: (i) no Takeover Proposal existed between the date hereof and the date of the Company Stockholder Meeting; (ii) the event described in Section 7.1(h)(i) causing the termination of this Agreement occurred solely as a result of Parent entering into a definitive written agreement pursuant to which (x) Parent acquires, or one of Parent's Subsidiaries merges with, another entity and (y) in consideration therefor Parent agrees to issue Parent Common Stock or other voting securities representing, in the aggregate, 20% or more of the then outstanding shares of Parent Common Stock and other Parent voting securities (a "Parent Acquisition Event"); and (iii) prior to the occurrence of the event described in Section 7.1(h)(i) causing such termination, (A) the Board of Directors of the Company, after due deliberation and in the good faith exercise of its fiduciary duties under applicable law (as advised by outside corporate counsel of the Company), determined (1) to withdraw or modify such recommendation solely because Parent notified the Company that it intended to enter into or had entered into a definitive written agreement to effect a Parent Acquisition Event and (2) that, solely as a result of such Parent Acquisition Event, the Merger was no longer in the best interests of the Company and its stockholders and (B) the Board of Directors of the Company notified Parent that it had resolved to withdraw or modify its recommendation in favor of the approval of this Agreement within five business days of the receipt of Parent's notice.
            (IV) A new Section 5.7(e) of the Merger Agreement is hereby added to the Merger Agreement to read as follows:

                        "Notwithstanding any provision in this Agreement to the
            contrary, and in lieu of any payments otherwise required to be made by the Company pursuant to Section 5.7(b)(i)(C) or 5.7(c)(iii), if
            (i) this Agreement is terminated by Parent pursuant to Section 7.1(h)(i) and (A) no Takeover Proposal existed between the date hereof and the date of the Company Stockholder Meeting, (B) the event described in Section 7.1(h)(i) causing the termination of this Agreement occurred solely as a result of the occurrence of a Material Adverse Effect on Parent (provided that, for purposes of this Section 5.7(e)(i), a Material Adverse Effect on the results of operations of Parent and its Subsidiaries shall only be deemed to be such to the extent it relates to the long-term prospects of the results of operations of Parent and its Subsidiaries taken as a whole) and (C) prior to the occurrence of the event described in
            Section 7.1(h)(i) causing the termination of this Agreement, the Board of Directors of the Company determined in its reasonable good faith judgment, on the basis of the advice of outside corporate counsel of the Company, that the making of its recommendation to the stockholders of the Company in favor of approval of this Agreement, or the failure to withdraw or modify such recommendation, would violate its fiduciary duties under applicable law solely in light of the Material Adverse Effect on Parent or (ii) (A) no Takeover Proposal existed between the date hereof and the proposed Closing Date, (B) all of the conditions set forth in Sections 6.1 and 6.2 (other than Section 6.2(c)) of the Merger Agreement have been fulfilled and (C) the Company has elected not to consummate the transactions contemplated hereby on the basis of Section 6.2(c) not being fulfilled, then, in each case, the Company shall (without prejudice to any other rights that Parent may have against the Company for a breach of this Agreement) pay to Parent a termination fee of $50,000,000 in cash, such payment to be made promptly, but in no event later than such termination."

            (V) A new Section 5.7(f) is hereby added to the Merger Agreement to read as follows:

                        "Notwithstanding any provision in this Agreement to the
            contrary, if (i) this Agreement is terminated by the Company pursuant to Section 7.1(i) or (ii) (A) all of the conditions set forth in Sections 6.1 and 6.3 (other than Section 6.3(c)) of the Merger Agreement have been fulfilled and (B) Parent has elected not to consummate the transactions contemplated hereby on the basis of
            Section 6.3(c) not being fulfilled, then, in each case, Parent shall (without prejudice to any other rights the Company may have against Parent for breach of this Agreement) pay to the Company a fee of $100,000,000 in cash, such

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            payment to be made promptly, but in no event later than such termination."

            C. Amendment to Section 7.1 of the Merger Agreement. New Sections 7.1(j) and 7.1(k) are hereby added to the Merger Agreement to read as follows:

                        "(j)        by the Company if the Company shall have
            made the $50,000,000 payment pursuant to Section 5.7(e)(ii); or

                        (k) by Parent if Parent shall have made the $100,000,000 payment pursuant to Section 5.7(f)(ii)."

SECTION 2.  REPRESENTATIONS AND WARRANTIES.

            A.          Representations and Warranties of Parent and Sub.
Parent and Sub represent and warrant to the Company as follows:

                        (1) Authority. On or prior to the date of this First
            Amendment, the Boards of Directors of Parent and Sub have declared the Merger (on terms and conditions set forth in the Merger Agreement as amended by this First Amendment) advisable and fair to and in the best interest to Parent and Sub, respectively, and their respective stockholders, approved and adopted the Merger Agreement (as amended hereby) in accordance with the DGCL, and the Board of Directors of Parent has confirmed its resolution to recommend the approval by Parent's stockholders of the issuance of Parent Common Stock in connection with the Merger. Each of Parent and Sub has all requisite corporate power and authority to enter into this First Amendment and, subject to the approval by the stockholders of Parent of the Share Issuance, to consummate the transactions contemplated by the Merger Agreement, as amended hereby. The execution and delivery of this First Amendment by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by the Merger Agreement, as amended hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub subject to (x) the approval by the stockholders of Parent of the Share Issuance and (y) the filing of appropriate Merger documents as required by the DGCL. This First Amendment has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery of this First Amendment by the Company and the valid and binding effect hereof on the Company) constitutes the valid and binding obligation of Parent and Sub, enforceable against each of them in accordance with its terms.

                        (2) Consents and Approvals; No Violation. Assuming that
            all consents, approvals, authorizations and other actions described in this Section 2.A.(2) have been obtained and all filings and obligations described in this Section 2.A.(2) have been made, except as set forth in Section 2.4 of the Parent

            Letter, the execution and delivery of this First Amendment does not, and the consummation of the transactions contemplated by the Merger Agreement, as amended hereby, will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Parent Charter or the Parent Bylaws or the Certificate of Incorporation or Bylaws of Sub, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses
            (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated by the Merger Agreement, as amended hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this First Amendment by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, as amended hereby, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act,
            (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (iv) such filings as may be required in connection with the taxes described in Section 5.11 of the Merger Agreement, (v) applicable requirements, if any, of state securities or Blue Sky Laws and NASDAQ, (vi) as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transaction contemplated by the Merger Agreement, as amended hereby.

                        (3) Opinion of Financial Advisor. Parent has received
            the written
            opinion of Goldman, Sachs & Co., dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio (as amended by this First Amendment) is fair to Parent from a financial point of view.

            B. Representations and Warranties of the Company. The Company represents and warranties to Parent and Sub as follows:

                        (1) Authority. On or prior to the date of this First
            Amendment, the Board of Directors of the Company has declared the Merger (on terms and conditions set forth in the Merger Agreement as amended by this First Amendment) advisable and fair to and in the best interest of the Company and its stockholders, approved and adopted this First Amendment in accordance with the DGCL, confirmed its approval of the Stockholder Agreements and the Stock Option Agreement (as amended), confirmed its resolution to recommend the approval and adoption of the Merger Agreement (as amended hereby) by the Company's stockholders and directed that the Merger Agreement (as amended hereby) be submitted to the Company's stockholders for approval and adoption. The Company has all requisite corporate power and authority to enter into this First Amendment and, subject to approval by the stockholders of the Company, to consummate the transactions contemplated by the Merger Agreement, as amended hereby. The execution and delivery of this First Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement, as amended hereby, have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger Agreement, as amended hereby, only to (x) the approval of the Merger Agreement, as amended hereby, by the stockholders of the Company and (y) the filing of appropriate Merger documents as required by the DGCL. This First Amendment has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this First Amendment by Parent and Sub and the validity and binding effect of this First Amendment on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                        (2) Consents and Approvals; No Violation. Assuming that
            all consents, approvals, authorizations and other actions described in this Section 2.B.(2) have been obtained and all filings and obligations described in this Section 2.B.(2) have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this First Amendment by the Company does not, and the consummation of the transactions contemplated by the Merger Agreement, as amended hereby, and compliance with the provisions of the Merger Agreement, as amended hereby, will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Company Bylaws, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses
            (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated by the Merger Agreement, as amended hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this First Amendment by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, as amended hereby, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act,
            (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (iv) such filings as may be required in connection with the taxes described in Section 5.11 of the Merger Agreement, (v) applicable requirements, if may, of Blue Sky Laws and NASDAQ, (vi) as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated by the Merger Agreement, as amended hereby.

                        (3) Opinion of Financial Advisor. The Company has
            received the written opinion of Morgan Stanley & Co. Incorporated, dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio (as amended by this First Amendment) is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent.

                        (4) State Takeover Statutes; Certain Charter Provisions.
            The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt Parent, its Subsidiaries and affiliates, the Merger, this First Amendment, the Stock Option Agreement, as amended, and the transactions contemplated by the Merger Agreement, as amended hereby, from Section 203 of the DGCL. To the Knowledge of the Company, no other state takeover statutes or charter or bylaw provisions are applicable to the Merger, this First Amendment, the Stock Option Agreement, as amended, and the transactions contemplated by the Merger Agreement, as amended hereby.

SECTION 3.  MISCELLANEOUS.

            A. The terms and provisions of the Merger Agreement, as amended hereby, shall remain in full force and effect. All references to the Merger Agreement contained therein shall mean the Merger Agreement, as amended hereby.

            B. This First Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            C. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            IN WITNESS WHEREOF, Parent, Sub and the Company have caused this First Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                     TELLABS, INC.


                                     By:   /s/ MICHAEL J. BIRCK
                                          ----------------------------
                                           Name:  Michael J. Birck
                                           Title:  President and
                                                      Chief Executive Officer


                                     WHITE OAK MERGER CORP.


                                     By:   /s/ MICHAEL J. BIRCK
                                          ----------------------------
                                           Name:  Michael J. Birck
                                           Title:  President


                                     CIENA CORPORATION


                                     By:    /s/ PATRICK H. NETTLES
                                          ----------------------------
                                           Name:  Patrick H. Nettles
                                           Title:  President and
                                                      Chief Executive Officer